SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) December 2, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 500 Clinton Center Drive Clinton, Mississippi 39056 (Temporary Executive Office) Telephone (504) 576-4000	72-1229752

Item 1.01. Entry Into a Material Definitive Agreement

Entergy Corporation (the "Corporation") and J. Wayne Leonard are parties to a Retention Agreement effective October 27, 2000 (the "Original Retention Agreement") (filed with the Commission on March 16, 2001 as Exhibit 10(a)81 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000), as amended by Amendment to Retention Agreement effective March 8, 2004 (the "Amendment", the Original Retention Agreement as amended by the Amendment referred to herein as the "Existing Retention Agreement") (filed with the Commission on May 10, 2004 as Exhibit 10(c) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004).

On December 2, 2005, the Corporation's Board of Directors approved certain general changes to the Existing Retention Agreement solely to ensure compliance with the deferred compensation provisions of the American Jobs Creation Act of 2004. Those amendments will be filed with the Corporation's Annual Report on Form 10-K for the year ended December 31, 2005.

Item 5.03. Amendments to By-Laws.

On December 2, 2005, the Corporation's Board of Directors adopted an amendment to the Corporation's By-Laws, Article XI, Section 1, deleting the requirement that a vote of the holders of two thirds (66 2/3%) of the outstanding capital stock of the Corporation was required to amend the By-Laws and amending to provide that either the vote of the holders of the majority of the capital stock of the Corporation or a majority of the Board of Directors is required to amend the By-Laws.

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
3(ii)	By-Laws of Entergy Corporation., as amended December 2, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: December 8, 2005